Exhibit 107

Calculation of Filing Fee Tables
SC TO-I
(Form Type)
Johnson & Johnson
(Name of Issuer)
Johnson & Johnson
(Name of Person(s) Filing Statement)
Table 1: Transaction Valuation

	Transaction Valuation	Fee rate	Amount of Filing Fee
Fees to Be Paid	$ 39,779,164,791.00 (1)	$0.00011020	$ 4,383,663.96 (2)
Fees Previously Paid
Total Transaction Valuation	$ 39,779,164,791.00
Total Fees Due for Filing			$ 4,383,663.96
Total Fees Previously Paid
Total Fee Offsets			$ 4,383,663.96
Net Fee Due			$ -
_______________

(1)
This valuation assumes the acquisition of up to 234,685,338 shares of common stock, par value $1.00 per share (“J&J Common Stock”), of Johnson & Johnson, a New Jersey corporation (“Johnson & Johnson”), in exchange for (1) up to 1,533,830,450 shares of common stock, par value $0.01 per share (“Kenvue Common Stock”), of Kenvue Inc., a Delaware corporation (“Kenvue”), pursuant to the exchange offer (the “Exchange Offer”) described in the prospectus forming a part of the registration statement filed by Kenvue on Form S-4, which was initially filed on July 24, 2023 (Registration No. 333-273382), relating to the transactions described on the Schedule TO with which this exhibit is filed, plus (2) if the Exchange Offer is oversubscribed, up to an additional 182,329,550 shares of Kenvue Common Stock that may be exchanged by Johnson & Johnson in the Exchange Offer pursuant to Rule 13e-4(f)(1)(ii) and Rule 14e-1(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This valuation, estimated solely for the purpose of calculating the filing fee pursuant to Rule 0-11(a)(4) under the Exchange Act, is based on the product of (i) $169.50, the average of the high and low prices of J&J Common Stock as reported on the New York Stock Exchange on July 21, 2023 and (ii) 234,685,338, the maximum number of shares of J&J Common Stock to be acquired in the Exchange Offer (based on the indicative exchange ratio of 7.3126 shares of Kenvue Common Stock per share of J&J Common Stock in effect following the close of trading on the New York Stock Exchange on July 21, 2023, based on the daily VWAPs of shares of J&J Common Stock and Kenvue Common Stock on July 19, 20 and 21, 2023).

(2)	Calculated at $110.20 per $1,000,000.00 of the Transaction Valuation in accordance with Rule 0-11 under the Exchange Act, as modified by Fee Rate Advisory No. 1 for fiscal year 2023.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	Johnson & Johnson	SC TO-I	005-	July 24, 2023		$4,383,663.96
Fee Offset Sources	Kenvue Inc.	S-4	333-273382		July 24, 2023		$4,383,663.96